UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2011, the Company held its 2011 Annual Meeting of Stockholders at 1015 31st Street NW, Washington, DC 20007. Out of 45,904,844 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 1, 2011, proxies representing 43,500,239 shares, or 94.76% of outstanding shares, were voted.

Under Proposal 1, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer: FOR: 38,260,264; WITHHELD: 1,961,229
Steven D. Brooks: FOR: 35,726,729; WITHHELD: 4,494,764
Erel N. Margalit: FOR: 26,538,769; WITHHELD: 13,682,724
Timothy Weingarten: FOR: 24,658,385; WITHHELD: 15,563,108
Richard T. Liebhaber: FOR: 39,114,091; WITHHELD: 1,107,402
D. Blake Bath: FOR: 25,408,742; WITHHELD: 14,812,751
Marc Montagner: FOR: 39,701,689; WITHHELD: 519,804

Broker non-votes for Proposal 1 were 3,278,746 shares.

Stockholders approved Proposal 2 at the Annual Meeting of Stockholders, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. The vote on to this proposal number 2 was as follows: FOR: 42,318,590; AGAINST: 1,170,785; ABSTAIN: 10,864.

Stockholders did not approve Proposal 3, an advisory vote concerning executive compensation. The vote on proposal number 3 was as follows: FOR: 15,796,711; AGAINST: 24,355,447; ABSTAIN: 69,335. Broker non-votes for Proposal 3 were 3,278,746 shares.

Concerning Proposal 4, an advisory vote concerning the frequency of future advisory votes on executive compensation, the stockholders favored such a vote every year. The vote on proposal number 4 was as follows: 1-YEAR: 37,144,625; 2-YEAR: 125,087; 3-YEAR: 2,881,148; ABSTAIN: 70,634. Broker non-votes for Proposal 4 were 3,278,745 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

April 27, 2011	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer